EXHIBIT 4.1
COMSTOCK RESOURCES, INC.,
GUARANTORS
NAMED HEREIN
and
THE BANK OF NEW YORK TRUST COMPANY, N.A.
Trustee

FOURTH SUPPLEMENTAL INDENTURE
dated as of May 20, 2005
to
INDENTURE
dated as of February 25, 2004

6 7/8% Senior Notes due 2012

     THIS FOURTH SUPPLEMENTAL INDENTURE dated as of May 20, 2005 (as originally executed and as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, this “Fourth Supplemental Indenture”), is among COMSTOCK RESOURCES, INC., a Nevada corporation (hereinafter called the “Company”), the GUARANTORS (as defined in the Indenture) and THE BANK OF NEW YORK TRUST COMPANY, N.A., as Trustee (hereinafter called the “Trustee”). Capitalized terms used herein but not otherwise defined shall have the meanings ascribed to them in the Indenture (as defined below).
RECITALS OF THE COMPANY
     WHEREAS, the Company, the Guarantors and the Trustee entered into an Indenture dated as of February 25, 2004 (the “Original Indenture”), as the same was amended and supplemented by that certain First Supplemental Indenture dated as of February 25, 2004 (the “First Supplemental Indenture”), and by that certain Second Supplemental Indenture dated as of March 11, 2004 (the “Second Supplemental Indenture”), and by that certain Third Supplemental Indenture dated July 16, 2004 (the “Third Supplemental Indenture,” and together with the Original Indenture, the First Supplemental Indenture and the Second Supplemental Indenture, the “Indenture”), providing for the issuance by the Company from time to time, and the establishment of the terms of, the Company’s 6 7/8% Senior Notes due 2012;
     WHEREAS, effective July 16, 2004, Comstock Offshore, LLC, a Nevada limited liability company and indirect wholly-owned subsidiary of the Company (“Comstock Offshore”), transferred substantially all of its assets to Bois d’Arc Energy, LLC, a Nevada limited liability company (“Bois d’Arc LLC”), in exchange for an approximately 59.9% ownership interest in Bois d’Arc LLC;
     WHEREAS, (i) Bois d’Arc Holdings, LLC, a Nevada limited liability company (“BDA Holdings”), is a wholly-owned subsidiary of Bois d’Arc LLC that owns a 0.1% general partner interest in Bois d’Arc Properties, LP, a Nevada limited partnership (“BDA Properties”), and (ii) Bois d’Arc Oil & Gas Company, LLC, a Nevada limited liability company (“BDAOG”), is a wholly-owned subsidiary of Bois d’Arc LLC that owns a 1% general partnership interest in Bois d’Arc Offshore, Ltd., a Nevada limited partnership (“BDAO,” and collectively with BDAOG, BDA Properties, BDA Holdings and Bois d’Arc LLC, the “BDA Subsidiaries”), (iii) Bois d’Arc LLC owns a 99.9% limited partnership interest in BDA Properties, and (iv) Bois d’Arc LLC owns a 99.0% limited partnership interest in BDAO;
     WHEREAS, each of Bois d’Arc LLC and the BDA Subsidiaries became a Restricted Subsidiary effective July 16, 2004 and became a Guarantor under the Indenture; and
     WHEREAS, on May 10, 2005 Bois d’Arc LLC was converted to a Nevada corporation and renamed Bois d’Arc Energy, Inc. (“Bois d’Arc Inc.”);
     WHEREAS, on May 11, 2005, Bois d’Arc Inc. completed an initial public offering of its common stock (the “IPO”);

     WHEREAS, in connection with the completion of the IPO, Bois d’Arc Inc. will repay all outstanding amounts owed to the Company pursuant to a credit facility provided by the Company to Bois d’Arc Inc., and in connection therewith, Bois d’Arc Inc. and the BDA Subsidiaries will be released as guarantors under the Bank Credit Facility;
     WHEREAS, as a result of the IPO and immediately following the completion thereof, Comstock Offshore’s ownership interest in Bois d’Arc Inc. has been reduced to 46.7% of the outstanding voting stock of Bois d’Arc Inc., and therefore, Bois d’Arc Inc. and the BDA Subsidiaries are no longer Subsidiaries of the Company;
     WHEREAS, Section 9.3 of the First Supplemental Indenture provides that upon being released of other Indebtedness of the Company, including Indebtedness under the Bank Credit Facility, each Guarantor is to be released and discharged from its Guarantee; and
     WHEREAS, upon completion of the IPO, (a) no “person” or “group” will own a greater percentage of the Voting Stock of Bois d’Arc Inc. than will the Company and (b) the Company’s Leverage Ratio on a pro forma basis with respect to the period of four full fiscal quarters ending March 31, 2005 does not exceed 1.75 to 1.00, thereby satisfying the requirements of clause (ix) of the definition of “Permitted Investments.”
     NOW, THEREFORE, for the purposes stated herein and for and in consideration of the premises and covenants contained in the Indenture and in this Fourth Supplemental Indenture and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, it is mutually covenanted and agreed as follows:
ARTICLE I
     Section 1.1 Release of Guarantors. From the date of this Fourth Supplemental Indenture, each of Bois d’Arc Inc. and the BDA Subsidiaries is hereby automatically and unconditionally released and discharged from its Guarantee and all related obligations under the Indenture, all upon the terms and conditions set forth in Section 9.3 of the First Supplemental Indenture.
     Section 1.2 Cessation of Status as Subsidiary. From the date of this Fourth Supplemental Indenture, Bois d’Arc Inc. and the BDA Subsidiaries are no longer Subsidiaries of the Company.
ARTICLE II
     Section 2.1 Ratification of Indenture.
     As supplemented by this Fourth Supplemental Indenture, the Indenture is in all respects ratified and confirmed, and the Indenture as supplemented by this Fourth Supplemental Indenture shall be read, taken and construed as one and the same instrument.
     Section 2.2 Conflict with Trust Indenture Act.

     If any provision hereof limits, qualifies or conflicts with another provision hereof which is required to be included in this Fourth Supplemental Indenture by any provision of the Trust Indenture Act, such required provisions shall control.
     Section 2.3 Counterparts.
     This Fourth Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.
     Section 2.4 Governing Law.
     This Fourth Supplemental Indenture and the Guarantees contained herein shall be governed by, and construed and enforced in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.
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     IN WITNESS WHEREOF, the parties hereto have caused this Fourth Supplemental Indenture to be duly executed, all as of the day and year first above written.

COMPANY: COMSTOCK RESOURCES, INC.
By:	/s/ Roland O. Burns
Roland O. Burns
Senior Vice President, Chief Financial Officer, Secretary and Treasurer

GUARANTORS: COMSTOCK OIL & GAS, LP
By:	/s/ Roland O. Burns
Roland O. Burns
Senior Vice President, Chief Financial Officer,
Secretary and Treasurer of Comstock Resources, Inc., a Nevada corporation, acting in its capacity as the sole member of Comstock Oil & Gas GP, LLC, a Nevada limited liability company, and as the sole member of such entity, acting on behalf of such entity in such entity’s capacity as the sole general partner of Comstock Oil & Gas, LP, a Nevada limited partnership

COMSTOCK OIL & GAS HOLDINGS, INC.
By:	/s/ Roland O. Burns
Roland O. Burns
Senior Vice President, Chief Financial Officer, Secretary and Treasurer

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COMSTOCK OIL & GAS-LOUISIANA, LLC
By:	/s/ Roland O. Burns
Roland O. Burns
Manager, Senior Vice President, Chief Financial Officer, Secretary and Treasurer

COMSTOCK OFFSHORE, LLC
By:	/s/ Roland O. Burns
Roland O. Burns Manager, Senior Vice President, Chief Financial Officer, Secretary and Treasurer

COMSTOCK OIL & GAS GP, LLC
By:	/s/ Roland O. Burns
Roland O. Burns
Senior Vice President, Chief Financial Officer, Secretary and Treasurer of Comstock Resources, Inc., a Nevada corporation, acting on behalf of such entity in its capacity as the sole member of Comstock Oil & Gas GP, LLC

COMSTOCK OIL & GAS INVESTMENTS, LLC
By:	/s/ Roland O. Burns
Roland O. Burns
Manager

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ADDITIONAL GUARANTORS: BOIS D’ARC ENERGY, INC.
By:	/s/ Roland O. Burns
Roland O. Burns
Senior Vice President, Chief Financial Officer and Secretary

BOIS D’ARC HOLDINGS, LLC
By:	Bois d’Arc Energy, Inc., its sole member

By:	/s/ Roland O. Burns
Roland O. Burns
Senior Vice President, Chief Financial Officer and Secretary

BOIS D’ARC PROPERTIES, LP
By:	Bois d’Arc Holdings, LLC,
its general partner

By:	Bois d’Arc Energy, Inc.,
its sole member

By:	/s/ Roland O. Burns
Roland O. Burns
Senior Vice President, Chief Financial Officer and Secretary

BOIS D’ARC OIL & GAS COMPANY, LLC
By:	Bois d’Arc Energy, Inc., its sole member
	By:	/s/ Roland O. Burns
Roland O. Burns
Senior Vice President, Chief Financial Officer and Secretary
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BOIS D’ARC OFFSHORE, LTD.
By:	Bois d’Arc Oil & Gas Company, LLC,
its general partner

By:	Bois d’Arc Energy, Inc.,
its sole member

By:	/s/ Roland O. Burns
Roland O. Burns
Senior Vice President, Chief Financial Officer and Secretary

TRUSTEE: THE BANK OF NEW YORK TRUST COMPANY, N.A.
By:	/s/ Patrick T. Giordano
Patrick T. Giordano
Vice President